6

                       SECOND AMENDMENT TO
                          CREDIT AGREEMENT

              THIS SECOND AMENDMENT TO CREDIT AGREEMENT (this "Amendment") dated as of June 14, 1997, by and among MORRISON HEALTH CARE, INC., a Georgia corporation (the "Borrower"), SUNTRUST BANK, ATLANTA ("SunTrust"), AMSOUTH BANK OF ALABAMA, WACHOVIA BANK OF GEORGIA, N.A., FIRST AMERICAN NATIONAL BANK and HIBERNIA NATIONAL BANK (collectively, the "Lenders") and SUNTRUST BANK, ATLANTA, as agent for the Lenders (in such capacity, the "Agent").


                        W I T N E S S E T H:

              WHEREAS, Borrower, the Lenders and the Agent are parties to a certain Credit Agreement dated as of March 6, 1996, as amended by that certain First Amendment to Credit Agreement dated as of April 4, 1996 (as heretofore amended or modified, the "Credit Agreement"; defined terms used herein without definition shall have the meanings ascribed to such terms in the Credit Agreement);

              WHEREAS, Borrower has requested, and the Lenders have agreed, that the Credit Agreement be amended to make certain modifications to the financial covenants set forth therein, all as more specifically set forth below;

              WHEREAS,  the  parties wish  to  amend  the  Credit
Agreement to reflect this agreement;

              NOW, THEREFORE, for and in consideration of the mutual covenants contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

               SECTION 1. Amendments to Credit Agreement. Subject to the satisfaction of the conditions precedent set forth in Section 2 hereof, and effective as of the Effective Date (as hereinafter defined), the Credit Agreement is hereby amended as follows:

       Section 7.08 of the Credit Agreement is hereby amended by deleting subsections (b) and (d) thereof in their entirety and substituting the following in lieu thereof:

                  (b)      Adjusted   Funded   Debt   to    Total
Capitalization. Maintain at all times, measured as of the last day of each fiscal quarter of the Borrower, commencing on the last day of Fiscal Year 1996, a ratio of Adjusted Funded Debt to Total Capitalization of less than the ratio set forth opposite the periods set forth below:


                          Period                            Ratio

           Fiscal Year End 1996 through Fiscal
              Year End 1997                               1.00:1.00

           First day of Fiscal Year 1998 through
              Fiscal Year End 1998                        0.95:1.00

           First day of Fiscal Year 1999 through
              Fiscal Year End 1999                        0.90:1.00

           First day of Fiscal Year 2000 and
              thereafter                                  0.85:1.00


                  (d) Consolidated Net Worth. Maintain at all times, as calculated on the last day of each fiscal quarter of the Borrower, Consolidated Net Worth in an amount not less than the sum of (i) $100,000.00 plus (ii) the greater of (x) $0, and
(y) the Specified Amount, plus (iii) an amount equal to 100% of the Net Proceeds of all issuances of stock, warrants, Subordinated Debt, or other equity of the Borrower issued following the date hereof. For purposes hereof, "Specified Amount" shall mean, for each period set forth below, the percentage set forth opposite such period multiplied by the Consolidated Net Income (Loss) of the Borrower during such period (taking into account 100% of all losses during such period):


                           Period               Percentage

                Effective Date through
                  Fiscal Year End 1996               0%

               First Day of Fiscal Year 1997
                  through Fiscal Year End 1997      10%

               First Day of Fiscal Year 1998
                  through Fiscal Year End 1998      10%

               First Day of Fiscal Year 1999
                  through Fiscal Year End 1999      10%

               First Day of Fiscal Year 2000
                  and thereafter                    15%


              SECTION 2. Conditions of Effectiveness. This Amendment shall become effective as of the date first above written (the "Effective Date") on the first day when this Amendment shall have been executed and delivered by Borrower and the Lenders to the Agent.

              SECTION  3.    Representations  and  Warranties  of
Borrower.   Borrower,  without limiting the  representations  and
warranties provided in the Credit Agreement, represents and warrants to the Lenders and the Agent as follows:

              1. The execution, delivery and performance by Borrower of this Amendment are within Borrower's corporate powers, have been duly authorized by all necessary corporate action (including any necessary shareholder action) and do not and will not (a) violate any provision of any law, rule or regulation, any judgment, order or ruling of any court or governmental agency, the articles of incorporation or by-laws of Borrower or any indenture, agreement or other instrument to which Borrower is a party or by which Borrower or any of its properties is bound or (b) be in conflict with, result in a breach of, or constitute with notice or lapse of time or both a default under any such indenture, agreement or other instrument.

             2. This Amendment constitutes the legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms.

             3. No Default or Event of Default has occurred and is continuing as of the Effective Date.

               SECTION 4. Survival. Each of the foregoing representations and warranties and each of the representations and warranties made in the Credit Agreement shall be made at and as of the Effective Date. Each of the foregoing representations and warranties shall constitute a representation and warranty of Borrower under the Credit Agreement, and it shall be an Event of Default if any such representation and warranty shall prove to have been incorrect or false in any material respect at the time when made. Each of the representations and warranties made under the Credit Agreement (including those made herein) shall survive and not be waived by the execution and delivery of this Amendment or any investigation by the Lenders or the Agent.

              SECTION  5.     No  Waiver, Etc.   Borrower  hereby
agrees that nothing herein shall constitute a waiver by the Lenders of any Default or Event of Default, whether known or unknown, which may exist under the Credit Agreement. Borrower hereby further agrees that no action, inaction or agreement by the Lenders, including without limitation, any indulgence, waiver, consent or agreement altering the provisions of the Credit Agreement which may have occurred with respect to the non-payment of any obligation during the terms of the Credit Agreement or any portion thereof, or any other matter relating to the Credit Agreement, shall require or imply any future indulgence, waiver, or agreement by the Lenders. In addition, Borrower acknowledges and agrees that it has no knowledge of any defenses, counterclaims, offsets or objections in its favor against any Lender with regard to any of the obligations due under the terms of the Credit Agreement as of the date of this Amendment.

              SECTION 6. Affirmation of Covenants. Borrower hereby affirms and restates as of the date hereof all covenants set forth in the Credit Agreement, as amended hereby, and such covenants are incorporated by reference herein as if set forth herein directly.

              SECTION 7. Ratification of Credit Agreement. Except as expressly amended herein, all terms, covenants and conditions of the Credit Agreement and the other Loan Documents shall remain in full force and effect, and the parties hereto do expressly ratify and confirm the Credit Agreement as amended herein. All future references to the Credit Agreement shall be deemed to refer to the Credit Agreement as amended hereby.

              SECTION 8.   Binding Nature.  This Amendment  shall
be binding upon and inure to the benefit of the parties hereto, their respective heirs, successors, successors-in-titles, and assigns.

              SECTION 9. Costs, Expenses and Taxes. Borrower agrees to pay on demand all reasonable costs and expenses of the Agent in connection with the preparation, execution and delivery of this Amendment and the other instruments and documents to be delivered hereunder, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Agent with respect thereto and with respect to advising the Agent as to its rights and responsibilities hereunder and thereunder. In addition, Borrower shall pay any and all stamp and other taxes payable or determined to be payable in connection with the execution and delivery of this Amendment and the other instruments and documents to be delivered hereunder, and agrees to save the Agent and each Lender harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes.

              SECTION 10.   Governing Law.  This Amendment  shall
be governed by, and construed in accordance with, the laws of the State of Georgia.

              SECTION 11. Entire Understanding. This Amendment sets forth the entire understanding of the parties with respect to the matters set forth herein, and shall supersede any prior negotiations or agreements, whether written or oral, with respect thereto.

              SECTION 12. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts and may be delivered by telecopier. Each counterpart so executed and delivered shall be deemed an original and all of which taken together shall constitute but one and the same instrument.
             IN WITNESS WHEREOF, the parties hereto have executed
this Amendment through their authorized officers as of the date first above written.


                              MORRISON HEALTH CARE, INC.


                                    By:/s/ K. Wyatt Engwall
                                    Name:  K. Wyatt Engwall
                                    Title: Senior Vice President, Finance


                                     [CORPORATE SEAL]



                                    Attest:/s/ J. Richard Brandon, Jr.
                                    Name:      J. Richard Brandon, Jr.
                                    Title:     Financial Analyst


                              SUNTRUST BANK, ATLANTA,
                              individually and as Agent


                                    By:/s/ Dan Komitor
                                    Name:  Dan Komitor
                                    Title: Vice President


                              AMSOUTH BANK OF ALABAMA


                                    By:/s/ Alan D. Lott
                                    Name:  Alan D. Lott
                                    Title: Vice President



                              WACHOVIA BANK OF GEORGIA, N.A.


                                    By:/s/ John C. Canty
                                    Name:  John C. Canty
                                    Title: Banking Officer


                              FIRST AMERICAN NATIONAL BANK


                                    By:/s/ Russell S. Rogers
                                    Name:  Russell S. Rogers
                                    Title: Vice President


                              HIBERNIA NATIONAL BANK


                                    By:/s/ Troy J. Villafarra
                                    Name:  Troy J. Villafarra
                                    Title: Vice President